                                  EXHIBIT 12.1
                          SPECTRUM BANCORPORATION, INC.
    COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS




                                                          Three months    Three months
                                                             ended           ended       Year Ended     Year Ended     Year Ended
                                                         September 30,   September 30,    June 30,       June 30,       June 30,
                                                              2000            1999          2000           1999           1998
                                                              ----            ----          ----           ----           ----
Income before income taxes and
  minority interest in net income of
  subsidiaries                                               3,983           3,670           13,988         12,639       10,531
Add:
Interest expense, including interest on deposits            10,282           6,789           31,515         25,548       24,273
                                                         ------------------------------------------------------------------------
Income as adjusted                                          14,265          10,459           45,503         38,187       34,804
                                                         ------------------------------------------------------------------------
Preferred dividend requirements                                 38              38              152            152          152
Ratio of income before provision for income taxes
  to income before minority interest                          142%            147%             147%           148%         143%
                                                         ------------    ------------    ------------   -----------   -----------
Preferred dividend factor on pretax basis                       54              56              223            225          218
Fixed charges

interest expense, including interest on deposits            10,282           6,789           31,515         25,548       24,273
                                                         ------------    ------------    ------------   -----------   -----------
Fixed charges and preferred dividends                       10,336           6,845           31,738         25,773       24,491
                                                         ========================================================================
Ratio on earnings to fixed charges and preferred
  dividends, including interest on deposits                  1.38%           1.53%            1.43%          1.48%        1.42%
                                                         ========================================================================
Income before income taxes and
  minority interest in net income of
  subsidiaries                                               3,983           3,670           13,988         12,639       10,531
Add:
Interest expense, excluding interest on deposits             1,775           1,090            5,699          3,544        3,694
                                                         ------------    ------------    ------------   -----------   -----------
Income as adjusted                                           5,758           4,760           19,687         16,183       14,225
                                                         ========================================================================
Preferred dividend requirements                                 38              38              152            152          152
Ratio of income before provision for income taxes
  to income before minority interest                          142%            147%             147%           148%         143%
                                                         ------------    ------------    ------------   -----------   -----------
Preferred dividend factor on pretax basis                       54              56              223            225          218

Fixed charges

interest expense, excluding interest on deposits             1,775           1,090            5,699          3,544        3,694
                                                         ------------    ------------    ------------   -----------   -----------
Fixed charges and preferred dividends                        1,829           1,146            5,922          3,769        3,912

Ratio on earnings to fixed charges and preferred
  dividends, excluding interest on deposits                  3.15%           4.15%            3.32%          4.29%        3.64%
                                                         ========================================================================


                                                         Year Ended   Year Ended
                                                          June 30,     June 30,
                                                            1997         1996
                                                            ----         ----
Income before income taxes and
  minority interest in net income of
  subsidiaries                                             8,638         5,506
Add:
Interest expense, including interest on deposits          20,829        16,406
                                                         -----------------------
Income as adjusted                                        29,467        21,912
                                                         -----------------------
Preferred dividend requirements                              152           427
Ratio of income before provision for income taxes
  to income before minority interest                        143%          156%
                                                         ---------     --------
Preferred dividend factor on pretax basis                    218           665
Fixed charges

interest expense, including interest on deposits          20,829        16,406
                                                         ---------     --------
Fixed charges and preferred dividends                     21,047        17,071
                                                         =======================
Ratio on earnings to fixed charges and preferred
  dividends, including interest on deposits                1.40%         1.28%
                                                         =======================
Income before income taxes and
  minority interest in net income of
  subsidiaries                                             8,638         5,506
Add:
Interest expense, excluding interest on deposits           2,795         1,797
                                                         ---------     --------
Income as adjusted                                        11,433         7,303
                                                         =======================
Preferred dividend requirements                              152           427
Ratio of income before provision for income taxes
  to income before minority interest                        143%          156%
                                                         ---------     --------
Preferred dividend factor on pretax basis                    218           665

Fixed charges

interest expense, excluding interest on deposits           2,795         1,797
                                                         ---------     --------
Fixed charges and preferred dividends                      3,013         2,462

Ratio on earnings to fixed charges and preferred
  dividends, excluding interest on deposits                3.80%         2.97%
                                                         =======================